Exhibit 10.1

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (“Amendment”), dated as of September 2, 2026, is made by and between CARPARTS.COM, INC., a Delaware corporation (“Debtor”), and FIRST BUSINESS SPECIALTY FINANCE, LLC, a Wisconsin limited liability company (the “Lender”).

R E C I T A L S:

Debtor and Lender are parties to a Loan and Security Agreement dated as of June 15, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

Debtor has requested that Lender provide a new capital expenditure facility to Debtor, which Lender is willing to do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, the following terms shall be added or amended, as applicable, to read as follows:

“Credit Facility B” shall mean the line of credit facility provided by Lender to Debtor pursuant to the terms and conditions of and in the maximum amount set forth in Section 2.2 hereof.

“First Amendment” shall mean that certain First Amendment to Loan and Security Agreement between Debtor and Lender dated as of the First Amendment Effective Date.

“First Amendment Effective Date” shall mean September 2, 2026.

“Maximum Loan Amount” shall mean the sum of the maximum principal amounts of Credit Facility A and Credit Facility B.

“Note B” shall mean Debtor’s promissory note, substantially in the form attached as Exhibit A to the First Amendment.

“Note” shall mean, collectively, Note A and Note B, and any other promissory note issued hereunder from time to time, each as amended, restated, supplemented, modified or extended from time to time.

“Qualified Equipment” shall mean equipment to be purchased by Debtor, valued at the cost to Debtor, less freight, taxes and installation charges, which Lender has, in its reasonable discretion, deemed eligible for purchase out of the proceeds of a loan made under Credit Facility B and with respect to which Lender has received reasonable supporting documentation evidencing the purchase price and delivery to Debtor. Lender shall not unreasonably withhold, condition or delay its determination that such equipment constitutes Qualified Equipment.

2.Amendment of Section 2.2. Section 2.2 of the Loan Agreement is amended in its entirety to read as follows:

2.2.Credit Facility B. Subject to the terms, conditions and limitations hereof, and provided that no Event of Default has occurred and is continuing hereunder, Lender agrees to make up to three (3) advances to Debtor in such amounts as Debtor requests on or prior to June 30, 2027, up to an aggregate maximum amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), for the purpose of purchasing Qualified Equipment. The advances made hereunder shall each be in an amount not to exceed eighty percent (80%) of the cost to Debtor of the Qualified Equipment (exclusive of freight, taxes and installation charges unless otherwise approved by Lender). Each advance so made shall be evidenced by Debtor’s Note B. Debtor promises to pay to Lender the outstanding principal of each advance evidenced by Note B and made hereunder as follows: (1) commencing on the first day of the first calendar month following the funding of such loan, equal monthly payments of principal in an amount sufficient to fully amortize the original principal amount of such loan over a forty-eight (48) month period; and (2) a final payment of all outstanding principal on the earlier of the stated maturity date of Note B or the date of termination of this Agreement. Commencing on the first day of the calendar month following funding of any advance hereunder, Debtor promises to pay to Lender interest in accordance with Section 2.3 hereof and to pay all accrued but unpaid interest under Note B in full on the earlier of the stated maturity date of Note B or the date of the termination of this Agreement. At Lender’s option, all payments due under Note B shall be debited to Debtor’s loan account ledger for Credit Facility A. Repaid loans under this Section 2.2 may not be reborrowed.

3.No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

4.Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed counterpart hereof, together with each of the following, each in substance and form reasonably acceptable to the Lender, provided the same are received by Lender no later than September 2, 2026 or such later date as Lender may agree in writing:

(a)The Note B, in the form attached as Exhibit A, duly executed by Debtor.

(b)A Certificate of the Secretary of Debtor certifying as to (i) the resolutions of the Board of Directors of Debtor approving the execution, delivery and performance of this Amendment and Note B, copies of which resolutions are attached to the Certificate, (ii) the fact that the certificate of incorporation, including all amendments thereto, and the bylaws, including all amendments thereto, of Debtor, which were both previously certified to Lender, continue in full force and effect and have not been further amended or otherwise modified, and (iii) setting forth the sample signatures of each of the officers and agents of Debtor authorized to execute and deliver this Amendment and Note B and all other documents, agreements and certificates on behalf of Debtor.

(c)Beneficial Ownership Certification for Debtor.

(d)The fully executed Acknowledgment and Agreement of Guarantors in the form attached hereto.

(e)Such other documents, instruments and information as Lender may reasonably require in connection with the transactions contemplated by this Amendment.

Original copies of the foregoing documents shall be delivered to Lender as soon as reasonably practicable and in any case promptly upon reasonable request by Lender.

5.Representations and Warranties. Debtor hereby represents and warrants to the Lender as follows:

(a)Debtor has all requisite power and authority to execute this Amendment and Note B and to perform all of its obligations hereunder and thereunder, and this Amendment and Note B have been duly executed and delivered by Debtor and constitute the legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms.

(b)The execution, delivery and performance by Debtor of this Amendment and Note B have been duly authorized by all necessary action and do not (i) require any further authorization, consents or approvals, except for such authorizations, consents or approvals that have been obtained and remain in full force and effect, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Debtor, or the governing documents of Debtor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Debtor is a party or by which it or its properties may be bound or affected.

(c)The representations and warranties contained in Section 6 of the Loan Agreement, as amended hereby, are correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof).

6.References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the

Collateral Agreements to the Loan Agreement shall be deemed to refer to the Loan Agreement, as amended hereby.

7.No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Agreement or breach, default or event of default under any Collateral Agreement or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8.Costs and Expenses. Debtor hereby agrees to pay or reimburse the Lender for all reasonable and documented out-of-pocket costs and expenses incurred by the Lender in connection with this Amendment, including reasonable and documented fees and disbursements of one primary counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. All amounts owing under this Section 8 may be debited to Debtor’s loan account ledger for Credit Facility A.

9.Miscellaneous.

(a)Debtor acknowledges and agrees that as of the date of this Amendment, to Debtor’s knowledge, it has no existing offset or defense with respect to any amount owed by it to Lender under the Loan Agreement. Debtor waives and releases all claims which it may have, whether known or unknown, against Lender arising on or prior to the date of this Amendment in connection with the Loan Agreement, the Note, the Collateral Agreements, or any other evidence of or document relating to any of the foregoing. This Amendment shall not establish a course of dealing or evidence any obligation on Lender’s part to grant other or future amendments, should any be requested.

(b)This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

(c)This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Wisconsin, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed as of the date first written above.

CARPARTS.COM, INC.	FIRST BUSINESS SPECIALTY
FINANCE, LLC

By:	By:
Its:	Ryan Jahns, Vice President –
Account Executive II – Asset Based
Lending

ACKNOWLEDGMENT AND AGREEMENT

OF GUARANTORS

Each of the undersigned, each a guarantor of the indebtedness of CARPARTS.COM, INC., a Delaware corporation (“Debtor”), to FIRST BUSINESS SPECIALTY FINANCE, LLC, (the “Lender”), pursuant to a Continuing Guaranty (Unlimited) by each of WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation, GO FIDO, INC., a Delaware corporation, and AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC., a Delaware corporation, each executed as of June 15, 2026, hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to Lender pursuant to the terms of its guaranty; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of Debtor, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its guaranty for Debtor’s present and future indebtedness to Lender. This Acknowledgment and Agreement may be executed in counterparts.

WHITNEY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

GO FIDO, INC.

By:
Name:
Title:

AUTOMOTIVE SPECIALTY ACCESSORIES
AND PARTS, INC.

By:
Name:
Title:

EXHIBIT A

to First Amendment to Loan and Security Agreement

NOTE B

Stated Principal: $1,500,000.00	Dated: September 2, 2026

FOR VALUE RECEIVED, the undersigned, CARPARTS.COM, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of FIRST BUSINESS SPECIALTY FINANCE, LLC, a Wisconsin limited liability company, its successors and assigns (“Lender”), at its office located at 401 Charmany Drive, Madison, Wisconsin 53719, or such other location as is designated by Lender, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) or the aggregate unpaid principal amount of all advances made by Lender pursuant to Section 2.2 of the Loan Agreement hereinafter referred to, and to pay interest on the unpaid balance hereof at the rate per annum from time to time in effect, in accordance with the terms of the Loan Agreement hereinafter referred to. Borrower shall pay interest at a rate equal to three percent (3.0%) per annum above the rate which would otherwise be in effect after default or maturity in accordance with the terms of Section 2.3.1 of the Loan Agreement. Interest (computed on a basis of actual days elapsed and a year of three hundred sixty (360) days) for each calendar month shall be due and payable as of the first day of the next succeeding month, commencing on the first such date after the date hereof.

Borrower shall repay the outstanding principal and accrued and unpaid interest due under this Note in accordance with the terms of Section 2.2 of the Loan Agreement. All principal and accrued but unpaid interest shall be due and payable upon termination of the Loan Agreement. At Lender’s sole option, payments may be debited to Borrower’s loan account ledger relating to Credit Facility A (as such term is defined in the Loan Agreement).

No deferral of time of payment shall be valid unless the holder consents in writing and if such deferral is granted, the deferred balance including interest thereon at the rate applicable hereunder after default or maturity shall be an additional obligation under this Note. The undersigned and each endorser and guarantor hereby waive presentment, protest, and notice of dishonor and give consent to holder to extend time, accept partial payments, and to compound, release or delay enforcement of rights against any party liable on this Note or against the security.

This Note is the Note B referred to in the Loan and Security Agreement dated June 15, 2026, between Borrower and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). This Note may be prepaid only upon payment of the prepayment premium, if any, called for in the Loan Agreement.

Note B

This Note is secured by certain collateral referred to in the Loan Agreement as well as certain guarantees and other Collateral Agreements entered into by the Guarantors (as defined in the Loan Agreement).

CARPARTS.COM, INC.,
a Delaware corporation

By:	[Do not execute; exhibit only]
Its: